Exhibit 10.15

Execution Copy

VOTING AND LOCK UP AGREEMENT

THIS VOTING AND LOCK UP AGREEMENT (this “Agreement”) dated November 21, 2016, is executed by and among Independent Bank Group, Inc., a Texas corporation and registered bank holding company with its principal offices in McKinney, Texas (“IBG”), and Carlile Bancshares, Inc., a Texas corporation with its principal offices in Fort Worth, Texas (“CBI”), and                                         , a shareholder of CBI (the “Shareholder”).

RECITALS:

WHEREAS, CBI and IBG are parties to that certain Agreement and Plan of Reorganization, dated as of November 21, 2016 (the “Reorganization Agreement”), which provides for the acquisition of CBI by IBG through the merger of CBI with and into IBG (the “Merger”). Terms with their initial letter capitalized and not otherwise defined herein shall have the meanings given them in the Reorganization Agreement;

WHEREAS, the Reorganization Agreement requires that CBI deliver this Agreement to IBG;

WHEREAS, CBI and IBG are relying on this Agreement in incurring expenses in reviewing the business of CBI and IBG, in preparing the Registration Statement and related Proxy Statement for the meetings of shareholders of CBI and IBG, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger; and

WHEREAS, IBG is relying upon this Agreement in issuing IBG Shares to the Shareholder pursuant to the Merger.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CBI, IBG and the Shareholder undertake, promise, covenant and agree with each other as follows:

1.    Owned Shares. As of the date hereof, the Shareholder owns the shares of voting and non-voting common stock of CBI (“CBI Stock”), set forth on the signature page hereto (all such shares of CBI Stock and any shares of CBI Stock hereafter acquired by the Shareholder are collectively referred to as the “Shares”).

2.    Voting. The Shareholder represents that he or it has the full legal capacity and authority to execute, deliver and perform this Agreement, including the exclusive right to vote the Shares. Except as set forth below, the Shareholder hereby agrees to vote at the shareholders’ meeting of CBI called to consider and act upon the Merger (the “Meeting”) the Shares in favor of approval of the Reorganization Agreement, the Merger, and all of the agreements and transactions contemplated by the Reorganization Agreement.

2.1    If CBI conducts a meeting of, solicits written consents from or otherwise seeks a vote of its shareholders with respect to any Acquisition Proposal or any other matter which may contradict any provision of this Agreement or may prevent IBG or CBI from consummating the Merger, then the Shareholder shall vote the Shares in the manner most favorable to consummation of the Merger and the transactions contemplated by the Reorganization Agreement. Notwithstanding the foregoing sentence and Section 2, the Shareholder may vote in favor of a Superior Proposal (and, in the event of a Superior Proposal, not vote in favor of approval of the Reorganization Agreement).

2.2    The undersigned makes no agreement or understanding in this Agreement in the undersigned’s capacity as a director of CBI or any of its subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the undersigned in the undersigned’s capacity as such a director, including exercising rights under the Reorganization Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict the undersigned from exercising the undersigned’s fiduciary duties as such a director to CBI and its shareholders.

3.    Transfer Restrictions. Prior to the Effective Time, the Shareholder hereby covenants and agrees that the Shareholder will not, and will not agree to, directly or indirectly, without the prior written consent of IBG, (i) sell, assign, transfer or otherwise dispose of any of the Shares, (ii) hypothecate the Shares under terms that would prevent the voting thereof, (iii) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy with respect thereto, or (iv) take any action which would prevent the Shareholder from performing his or its obligations under this Agreement. Notwithstanding any of the foregoing, the Shareholder may (x) make bona fide gifts of the Shares, (y) transfer the Shares in connection with estate and charitable planning purposes, including transfers to a trust, charitable organization or other bona fide estate planning vehicle or (z) transfer the Shares to any Affiliates of, or any trusts or other entities controlled by, the Shareholder; provided that any such transfer shall not involve a disposition for value. Prior to any transfer permitted by the previous sentence of this Section 3, the proposed transferee of Shares shall execute and deliver to IBG a counterpart of this Agreement whereby such transferee becomes bound by the terms of this Agreement.

4.    Lock Up. The Shareholder agrees to the following restrictions on transfer with respect to 94% of the number of IBG Shares received pursuant to the Merger (the “Merger Shares”). For avoidance of doubt, the transfer restrictions set forth in this Section 4 shall not apply to 6% of the number of IBG Shares received pursuant to the Merger.

4.1    During the period from the Effective Time until the first anniversary of the Effective Time (the “Lock Up Period”), the Shareholder covenants and agrees that the Shareholder will not, without the prior written consent of IBG, sell, assign, transfer, or otherwise dispose of the Merger Shares. The Shareholder further agrees that IBG is authorized to (i) place a restrictive legend on certificates representing the Merger Shares concerning the restriction set forth in this Section 4.1, and (ii) place “stop orders” on its books and with its transfer agent to prevent the transfer of Merger Shares held by the Shareholder in violation of this Agreement. Upon the expiration of the Lock Up Period, IBG shall, without any action on the part of the Shareholder, issue new certificates without the restrictive legend provided for in this Section 4.1 with respect to all certificated Merger Shares and revoke all “stop orders” from its books and with its transfer agent with respect to the Merger Shares. Notwithstanding the restriction set forth in this Section 4.1, if the Shareholder desires to sell a material number of Merger Shares during the Lock Up Period, IBG will introduce the Shareholder to IBG’s investment bankers and IBG, in cooperation with its investments bankers, will use its commercially reasonable best efforts to attempt to facilitate a way for the Shareholder to sell all or a portion of the Merger Shares with the intent to not negatively impact the market price of the IBG Shares.

4.2    After the expiration of the Lock Up Period, the Shareholder may sell all or a portion of the Merger Shares without restriction by this Agreement, and at the request of the Shareholder, IBG will introduce the Shareholder to IBG’s investment bankers and IBG, in cooperation with its investments bankers, will use its commercially reasonable best efforts to attempt to facilitate a way for the Shareholder to sell all or a portion of the Merger Shares with the intent to not negatively impact the market price of the IBG Shares.

4.3    Notwithstanding the restrictions set forth in Sections 4.1, during the Lock Up Period, the Shareholder may (i) make bona fide gifts of the Merger Shares, (ii) transfer the Merger Shares in connection with estate and charitable planning purposes, including transfers to a trust, charitable organization or other bona fide estate planning vehicle, or (iii) transfer the Merger Shares to any Affiliates of, or any trusts or other entities controlled by, the Shareholder; provided that any such transfer shall not involve a disposition for value, and further provided that if such trust or entity ceases to be controlled by the Shareholder during the Lock Up Period, such trust or entity shall immediately transfer its Merger Shares to the Shareholder, a trust or entity controlled by the Shareholder or an Affiliate of the Shareholder. Prior to any transfer permitted by this Section 4.3, the proposed transferee of any Merger Shares shall execute and deliver to IBG a counterpart of this Agreement whereby such transferee becomes bound by the terms of this Agreement.

5.    Miscellaneous.

5.1    This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by CBI, IBG and the Shareholder.

5.2    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. An electronic or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

5.3    This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

5.4    All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

5.5    In the event that the Shareholder transfers a certificate representing any of the Shares prior to the Effective Time, CBI shall require such certificate to bear the following endorsement, noted conspicuously thereon:

“The shares of stock represented by this certificate are subject to the terms of a Voting and Lock Up Agreement dated November 21, 2016, a copy of which is on file in the principal office of CBI.”

6.    GOVERNING LAW; JURISDICTION; VENUE. THIS AGREEMENT AND THE RELATIONS AMONG THE PARTIES HERETO ARISING FROM THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. THE SHAREHOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND TEXAS STATE COURTS FOR COLLIN COUNTY, TEXAS IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OR LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE SHAREHOLDER AGREES THAT EXCLUSIVE VENUE FOR ANY DISPUTE ARISING FROM THIS AGREEMENT SHALL BE THE FEDERAL AND TEXAS STATE COURTS FOR COLLIN COUNTY, TEXAS AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

7.    Termination. This Agreement shall terminate upon the earliest of (a) the mutual agreement of the parties hereto, (b) the termination of the Reorganization Agreement in accordance with its terms, and (c) any reduction in the merger consideration under the Reorganization Agreement (other than as currently contemplated by the Reorganization Agreement), change in the type of merger consideration under the Reorganization Agreement, or other amendment, modification, waiver or change to the Reorganization Agreement that is material and adverse to the Shareholder.

[Signature Page to Follow]

[Signature Page to Voting and Lock Up Agreement]

IN WITNESS WHEREOF, the parties have executed this Voting and Lock Up Agreement as of the date above written.

CARLILE BANCSHARES, INC.

By:	/s/ Tom C. Nichols
Tom C. Nichols
Chairman of the Board and CEO

INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
David R. Brooks
Chairman of the Board and CEO

SHAREHOLDER

By:
Name:
Title:

Voting Shares:
Non-Voting Shares:
Total Shares: